UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

Internet Patents Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 25, 2015, Internet Patents Corporation (“IPC”) issued a corrected press release announcing that its Omaha-based subsidiary, Prism Technologies, LLC (“Prism”) received a successful jury verdict in Prism’s patent infringement litigation against Sprint Spectrum LP. At the end of a six day trial in Omaha, the jury in the United States District Court for the District of Nebraska found that the accused Sprint network systems and methods infringe multiple claims of U.S. Patent Nos. 8,387,155 and 8,127,345. Prism was awarded trial damages of $30 million representing a reasonable royalty for Sprint's infringement for the period from February 2012 through December 2014. Prism will be seeking additional royalty amounts based on this verdict through the expiration of the patents in June 2017. A copy of the corrected press release is attached as Exhibit 99.1.

On June 23, 2015 the Court of Appeals for the Federal Circuit affirmed the dismissal of IPC’s patent infringement litigation against The General Automobile Insurance Services, Inc., Active Network, Inc., Tree.com, and QuinStreet, Inc. The Federal Circuit upheld the District Court’s finding that IPC’s Dynamic Tabs patent (U.S. Patent No.7,707,505) failed to meet the requirements of 35 U.S.C. §101 regarding patent eligible subject matter. After consideration of the Federal Circuit’s decision, IPC has decided not to appeal the decision.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1      Corrected press release of Internet Patents Corporation dated June 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNET PATENTS CORPORATION

June 29, 2015		/s/ L. Eric Loewe
	By:	Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary